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                                                                    Exhibit 10.1

                         AGREEMENT OF SALE AND PURCHASE


         This Agreement dated March 26, 1999, by and between BURLINGTON RESOURCES COAL SEAM GAS ROYALTY TRUST, A DELAWARE BUSINESS TRUST, (herein called "SELLER") and San Juan Partners, LLC (herein called "BUYER");

                              W I T N E S S E T H:

         1. PROPERTY TO BE SOLD AND PURCHASED. Seller agrees to sell and Buyer agrees to purchase, for the consideration hereinafter set forth, and subject to the terms and provisions herein contained, all right, title and interest of Seller in and to that certain net profits overriding royalty interest (herein called the "NPI")that was conveyed to Seller in that certain Net Profits Interest Conveyance (the "NPI CONVEYANCE") from Meridian Oil Production Inc. dated May 1, 1993 recorded as shown on EXHIBIT 1 hereto.

         2. PURCHASE PRICE. The purchase price for the NPI shall be Seventy Three Million Dollars ($73,000,000) (such amount, unadjusted by any adjustments provided for in this Agreement or agreed to by the parties, being herein called the "BASE PURCHASE PRICE"). Such Base Purchase Price may be adjusted as provided in Section 7 hereof (the Base Purchase Price, as so adjusted, and as the same may otherwise be adjusted by mutual agreement of the parties, being herein called the "PURCHASE PRICE"). The Purchase Price shall be paid in cash at the Closing as hereinafter provided.

         3. REPRESENTATIONS OF SELLER.

            (a) REPRESENTATIONS. Seller represents to Buyer that:

                (i) ORGANIZATION AND QUALIFICATION, DUE AUTHORIZATION. Seller
            is a Delaware Business Trust duly organized and legally existing under the laws of the State of Delaware. Seller has full power to enter into and perform its obligations under this Agreement and has taken all proper action to authorize entering into this Agreement and performance of its obligations hereunder.

                (ii) VALID, BINDING AND ENFORCEABLE. This Agreement constitutes
            (and the Conveyance provided for herein to be delivered at Closing will, when executed and delivered, constitute) the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as limited by bankruptcy or other laws applicable generally to creditor's rights and as limited by general equitable principles.

            (b) DISCLAIMERS. THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN THIS SECTION 3 ABOVE ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND SELLER AND THE TRUSTEE EXPRESSLY DISCLAIMS ANY AND ALL SUCH OTHER REPRESENTATIONS AND WARRANTIES. WITHOUT LIMITATION OF THE FOREGOING, THE NPI SHALL BE CONVEYED PURSUANT HERETO WITHOUT ANY WARRANTY OR

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         REPRESENTATION, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE,
         RELATING TO TITLE TO THE NPI, RELATING TO THE CONDITION, QUANTITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, CONFORMITY TO THE MODELS OR SAMPLES OF MATERIALS OR MERCHANTABILITY OR FITNESS FOR ANY PURPOSE, AND, EXCEPT AS PROVIDED OTHERWISE IN THE FIRST SENTENCE OF THIS PARAGRAPH, WITHOUT ANY OTHER EXPRESS, IMPLIED, STATUTORY OR OTHER WARRANTY OR REPRESENTATION WHATSOEVER. BUYER SHALL HAVE INSPECTED, OR WAIVED (AND UPON CLOSING SHALL BE DEEMED TO HAVE WAIVED) ITS RIGHT TO INSPECT, THE PROPERTIES OUT OF WHICH THE NPI WAS CREATED (THE "BURDENED INTERESTS") FOR ALL PURPOSES AND SATISFIED ITSELF AS TO THEIR PHYSICAL AND ENVIRONMENTAL CONDITION, BOTH SURFACE AND SUBSURFACE, INCLUDING BUT NOT LIMITED TO CONDITIONS SPECIFICALLY RELATED TO THE PRESENCE, RELEASE OR DISPOSAL OF HAZARDOUS SUBSTANCES, SOLID WASTES, ASBESTOS AND OTHER MAN MADE FIBERS, OR NATURALLY OCCURRING RADIOACTIVE MATERIALS ("NORM"). BUYER IS RELYING SOLELY UPON ITS OWN INSPECTION OF SUCH PROPERTIES, AND BUYER SHALL ACCEPT THE CONDITION OF SUCH PROPERTIES, AND THE NPI, "AS IS" AND "WHERE IS." ALSO WITHOUT LIMITATION OF THE FOREGOING, SELLER AND THE TRUSTEE MAKES NO WARRANTY OR REPRESENTATION, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AS TO THE ACCURACY OR COMPLETENESS OF ANY DATA, REPORTS, RECORDS, PROJECTIONS, INFORMATION OR MATERIALS NOW, HERETOFORE OR HEREAFTER FURNISHED OR MADE AVAILABLE TO BUYER IN CONNECTION WITH THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, RELATIVE TO PRICING ASSUMPTIONS, OR QUALITY OR QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE NPI OR THE BURDENED INTERESTS OR THE ABILITY OR POTENTIAL OF THE SAME TO PRODUCE HYDROCARBONS OR THEIR ENVIRONMENTAL CONDITION OR ANY OTHER MATTERS CONTAINED IN ANY MATERIALS FURNISHED OR MADE AVAILABLE TO BUYER BY SELLER OR BY SELLER'S AGENTS OR REPRESENTATIVES. ANY AND ALL SUCH DATA, RECORDS, REPORTS, PROJECTIONS, INFORMATION AND OTHER MATERIALS (WRITTEN OR ORAL) FURNISHED BY SELLER OR OTHERWISE MADE AVAILABLE OR DISCLOSED TO BUYER ARE PROVIDED BUYER AS A CONVENIENCE AND SHALL NOT CREATE OR GIVE RISE TO ANY LIABILITY OF OR AGAINST SELLER OR THE TRUSTEE AND ANY RELIANCE ON OR USE OF THE SAME SHALL BE AT BUYER'S SOLE RISK TO THE MAXIMUM EXTENT PERMITTED BY LAW.

             (c) NO LITIGATION. There are no pending suits, actions, or other proceedings in which Seller is a party (or, to Seller's knowledge, which have been threatened to be instituted against Seller) which affect the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         4. REPRESENTATIONS OF BUYER. Buyer represents to Seller that:


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            (a) ORGANIZATION AND QUALIFICATION, DUE AUTHORIZATION. Buyer is a
         limited liability company/etc. duly organized and legally existing and in good standing under the laws of the State of Texas, and is qualified to do business and in good standing in each of the states in which Burdened Interests are located where the laws of such state would require a limited liability company owning the NPI to so qualify. Buyer is also qualified with all applicable governmental agencies having jurisdiction over the NPI, to the extent such qualification is necessary or appropriate or will be necessary or appropriate upon consummation of the transactions contemplated hereby. Buyer has full power to enter into and perform its obligations under this Agreement and has taken all proper action to authorize entering into this Agreement and performance of its obligations hereunder.

            (b) VALID, BINDING AND ENFORCEABLE. This Agreement constitutes (and the Conveyance provided for herein to be delivered at Closing will, when executed and delivered, constitute) the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, except as limited by bankruptcy or other laws applicable generally to creditor's rights and as limited by general equitable principles.

            (c) NO LITIGATION. There are no pending suits, actions, or other proceedings in which Buyer is a party (or, to Buyer's knowledge, which have been threatened to be instituted against Buyer) which affect the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

            (d) KNOWLEDGEABLE BUYER, NO DISTRIBUTION. Buyer is a knowledgeable purchaser, owner and operator of oil and gas properties, has the ability to evaluate (and in fact has evaluated) the NPI for purchase, and is acquiring the NPI for its own account and not with the intent to make a distribution in violation of the Securities Act of 1933 as amended (and the rules and regulations pertaining thereto) or in violation of any other applicable securities laws, rules or regulations.

         5. CERTAIN COVENANTS OF SELLER PENDING CLOSING. Between the date of this Agreement and the Closing Date:

            (a) ACCESS BY BUYER.

                (i) RECORDS. Seller will give Buyer, or Buyer's authorized representatives, at Seller's office and at all reasonable times before the Closing Date, access to Seller's records pertaining to the ownership of the NPI for the purpose of conducting due diligence reviews contemplated by Section 6 below. Buyer may make copies of such records, at its expense, but shall, if Seller so requests, return all copies so made if the Closing does not occur; all costs of copying such items shall be borne by Buyer. Seller shall not be obligated to provide Buyer with access to any records or data which Seller considers to be proprietary or confidential to it or which Seller cannot provide to Buyer without, in its opinion, breaching, or risking a breach of, agreements with other parties, or waiving, or risking waiving, legal privilege. BUYER RECOGNIZES AND AGREES THAT ALL MATERIALS MADE AVAILABLE TO IT IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREBY, WHETHER MADE AVAILABLE PURSUANT TO THIS SECTION OR


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             OTHERWISE, ARE MADE AVAILABLE TO IT AS AN ACCOMMODATION, AND
             WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND AS TO THE ACCURACY AND COMPLETENESS OF SUCH MATERIALS. NO WARRANTY OF ANY KIND IS MADE BY SELLER AS TO THE INFORMATION SUPPLIED TO BUYER (INCLUDING THE COMPLETENESS THEREOF) OR WITH RESPECT TO PROPERTIES TO WHICH THE INFORMATION RELATES, AND BUYER EXPRESSLY AGREES THAT ANY CONCLUSIONS DRAWN THEREFROM SHALL BE THE RESULT OF ITS OWN INDEPENDENT REVIEW AND JUDGMENT.

                  (ii) EXCULPATION AND INDEMNIFICATION. If Buyer exercises
             rights of access under this Section or otherwise, or conducts examinations or inspections under this Section or otherwise, then
             (a) such access, examination and inspection shall be at Buyer's sole risk, cost and expense and Buyer waives and releases all claims against Seller (and its Trustees and its and their affiliates and the respective directors, officers, employees, attorneys, contractors and agents of such parties) arising in any way therefrom or in any way connected therewith or arising in connection with the conduct of its directors, officers, employees, attorneys, contractors and agents in connection therewith and (b) Buyer shall indemnify, defend and hold harmless Seller (and its Trustees and its and their affiliates and the respective officers, directors, employees, attorneys, contractors and agents of such parties) from any and all claims, actions, causes of action liabilities, damages, losses, costs or expenses (including, without limitation, court costs and attorneys fees), or liens or encumbrances for labor or materials, arising out of or in any way connected with the actions and matters described in this paragraph 6(a). THE FOREGOING RELEASE AND INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH CLAIMS, ACTIONS, CAUSES OF ACTION, LIABILITIES, DAMAGES, LOSSES, COSTS OR EXPENSES ARISE OUT OF (i) NEGLIGENCE (INCLUDING SOLE NEGLIGENCE, SINGLE NEGLIGENCE, CONCURRENT NEGLIGENCE, ACTIVE OR PASSIVE NEGLIGENCE, BUT EXPRESSLY NOT INCLUDING GROSS NEGLIGENCE) OF ANY INDEMNIFIED PARTY, OR (ii) STRICT LIABILITY.

         (b) INTERIM ADMINISTRATION. Seller and the Trustee will continue its administration of the NPI in the ordinary course of its business, and will not sell or otherwise dispose of any portion of the NPI. Without expanding any obligations which Seller or the Trustee may have to Buyer, it is expressly agreed that Seller's and the Trustee's standard of care with respect to the administration of the NPI shall not be greater than that which it might have as the operator to a non-operator under the AAPL 610 (1989 Revision) form Operating Agreement, IT BEING RECOGNIZED THAT UNDER SUCH FORM THE OPERATOR IS NOT RESPONSIBLE FOR ITS OWN NEGLIGENCE, AND HAS NO RESPONSIBILITY OTHER THAN FOR GROSS NEGLIGENCE OR WILFUL MISCONDUCT.


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         6. DUE DILIGENCE REVIEWS.

            (a) REVIEW BY BUYER. Buyer may conduct, at its sole cost, such title examination or investigation, and other examinations and investigations, as it may in its sole discretion choose to conduct with respect to the NPI in order to determine whether Defects (as below defined) exist. Should, as a result of such examinations and investigations, or otherwise, one or more matters come to Buyer's attention which would constitute a Defect (as below defined), and should there be one or more of such Defects which Buyer is unwilling to waive and close the transaction contemplated hereby notwithstanding the fact that such Defects exist, Buyer shall notify Seller in writing of such Defects as soon as the same are identified by Buyer, but in no event later than ten (10) days after this Agreement is executed by both parties (such Defects of which Buyer so provides notice are herein called "ASSERTED DEFECTS"). Such notification shall include, for each Asserted Defect, (i) a description of the Asserted Defect and all supporting documentation reasonably necessary to fully describe the basis for the Defect, and (ii) the amount by which Buyer would propose to adjust the Purchase Price and complete detail supporting such proposed adjustment. All Defects with respect to which Buyer fails to so give Seller notice will be deemed waived for all purposes. All access to Sellers records and the Properties in connection with such due diligence shall be subject and pursuant to Section 6(a) including, without limitation, the exculpation and indemnification provisions contained therein.

            (b) Nature of Defects. The term "DEFECT" as used in this Section shall mean the following:

                (i) TITLE TO NPI. Seller's ownership of the NPI is subject to a lien other than (A) a lien for taxes which are not yet delinquent or (B) a mechanic's or materialmen's lien (or other similar lien), or a lien under an operating agreement or similar agreement, to the extent the same relates to expenses incurred which are not yet delinquent.

                (ii) NRI OR WI VARIANCES. Title to the NPI is such that (A) the
             Net Revenue Interest Percentage of Coal Bed Methane utilized in computing Gross Proceeds, as provided for in the NPI Conveyance, is less than .15713% of the Coal Bed Methane produced from the wells and (B) the decimal share of the cost of operation of such wells which represents Costs as provided for in the NPI Conveyance is greater a decimal share of .18620 without at least a proportionate increase in the Net Revenue Interest Percentage of the Coal Bed Method produced from the wells.

                (iii) IMPERFECTIONS IN TITLE. The NPI is subject to an
             imperfection in title which, if asserted, would cause a Defect, as defined in subparagraph (i) or (ii) above, to exist, and such imperfection in title is not such as would normally be waived by persons engaged in the oil and gas business when purchasing producing properties.

                (iv) LITIGATION. Except for the litigation listed on the
             Disclosure Exhibit (herein called the "Disclosure Exhibit") attached hereto as Exhibit 6(b)(iv), there are no pending suits, actions, or other proceedings in which Seller is a party which affect the NPI in a material respect (including, without limitation, any actions challenging or pertaining to


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             Seller's title to the NPI), or affecting the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

             (c) SELLER'S RESPONSE. In the event that Buyer notifies Seller of Asserted Defects:

                 (i) CURE. Seller may (but shall have no obligation to) attempt to cure, prior to Closing, one or more Asserted Defects.

                 (ii) POSTPONE CLOSING. Whether or not Seller has then begun to, or ever begins to, cure one or more Asserted Defects (and whether or not Seller has elected option (iii) below with respect to one or more Asserted Defects), Seller may postpone the Closing by designating a new Closing Date not later than March 31, 1999. Notwithstanding any such election to postpone Closing, Seller shall still have no obligation to cure Asserted Defects.

                 (iii) ADJUSTMENT. Notwithstanding any other election made
             under this Section (without limitation, it being expressly recognized that Seller may attempt to cure Asserted Defects while acting under this election), Seller may elect to have one or more Asserted Defects handled under Section 7 below.

             (d) Any capital terms not otherwise defined in this Section 6 shall have the meaning indicated in the NPI Conveyance.

         7. CERTAIN PRICE ADJUSTMENTS.

            (a) PROCEDURES. In the event that, as a part of the due diligence reviews provided for in Section 6 above, Asserted Defects are presented to Seller and Seller is unable (or unwilling) to cure such Asserted Defects prior to Closing, then:

                (i) AGREE UPON ADJUSTMENT. Buyer and Seller shall attempt to agree upon an appropriate downward adjustment of the Purchase Price to account for such matters.

                (ii) DISPUTE RESOLUTION. With respect to each Asserted Defect as to which Buyer and Seller are unable to agree upon an appropriate adjustment, the Asserted Defect shall be referred for dispute resolution conducted in the manner provided for in Exhibit 7(a)(ii) hereto (it is understood and agreed that the matters covered in such referral shall include whether the matters asserted as Asserted Defects are in fact "Defects" as defined herein and what quantums of interest is affected by Asserted Defect, as well as the appropriate Purchase Price Adjustment). If such a referral occurs, Closing will be postponed by 15 days to allow such dispute resolution process to be concluded.

            (b) LIMITATIONS ON ADJUSTMENTS. If the aggregate net Purchase Price reduction which would result from the above provided for procedure, as applied to all Asserted Defects for which an adjustment is to be made, does not exceed three percent (3%) of the Base Purchase Price, then no adjustment of the Purchase Price shall occur. If the aggregate net Purchase Price reduction which would result from the above provided for procedure, as applied to all Asserted Defects for


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            which an adjustment is to be made, exceeds three percent (3%) of the
            Base Purchase Price, the Purchase Price shall be adjusted by the amount by which such aggregate net reduction exceeds three percent (3%) of the Base Purchase Price.

               (c) NO ADJUSTMENTS. NOTWITHSTANDING ANYTHING TO THE CONTRARY,
            BUYER HAS CONDUCTED SUCH TITLE EXAMINATION AND INVESTIGATION AS IT CHOSE TO CONDUCT WITH RESPECT TO THE NPI, AND HAS NOT DISCOVERED ANY DEFECTS AND HEREBY WAIVES ANY DEFECTS. BUYER HAS ELECTED TO SIGN THIS AGREEMENT AND HAVE CLOSING ON THE SAME DAY. THEREFORE, NOTWITHSTANDING ANYTHING TO THE CONTRARY, NO ADJUSTMENTS SHALL BE MADE TO THE PURCHASE PRICE IN CONNECTION WITH ANY DEFECTS (ACTUAL, ASSERTED, OR OTHERWISE), OR ANY OTHER IMPERFECTION IN TITLE.

            8. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER. The obligations of Buyer under this Agreement are subject to each of the following conditions being met:

               (a) REPRESENTATIONS TRUE AND CORRECT. Each and every
            representation of Seller under this Agreement shall be true and accurate in all material respects as of the date when made and shall be deemed to have been made again at and as of the time of Closing and shall at and as of such time of Closing be true and accurate in all material respects except as to changes specifically contemplated by this Agreement or consented to by Buyer.

               (b) COMPLIANCE WITH COVENANTS AND AGREEMENTS. Seller shall have performed and complied in all material respects with (or compliance therewith shall have been waived by Buyer) each and every covenant and agreement required by this Agreement to be performed or complied with by Seller prior to or at the Closing.

               (c) LITIGATION. No suit, action or other proceedings shall, on the date of Closing, be pending or threatened before any court or governmental agency seeking to restrain, prohibit, or obtain material damages or other material relief in connection with the consummation of the transactions contemplated by this Agreement.

               (d) PRICE ADJUSTMENT LIMITATIONS. The aggregate net downward adjustment (if any) of the Purchase Price which results from the procedures set forth in Section 7 does not exceed fifteen percent (15%) of the Base Purchase Price.

If any such condition on the obligations of Buyer under this Agreement is not met as of the Closing Date, or in the event the Closing does not occur on or before March 26, 1999, and (in either case) Buyer is not in material breach of its obligations hereunder in the absence of Seller being in material breach of its obligations hereunder, this Agreement may, at the option of Buyer, be terminated. In the event such a termination by Buyer occurs the parties shall have no further obligations to one another hereunder (other than the obligations under Sections 5(a)(ii) and 13 hereof all of which will survive such termination). With respect to any condition set forth above (other than condition (c) or (d), which is not met (and which is asserted by Buyer as a failure of one of its conditions of Closing), and for which the reasons why such condition is not met relate to some portion of, but less than all of, the NPI, Seller may require that such failure of such condition to be met be treated as an uncured Asserted Defect and handled in accordance with the process set forth in Section 7 above, and, if Seller so requires such handling, such condition will be considered met for the purposes of this Section.


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         9. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER. The obligations of Seller under this Agreement are subject to the each of the following conditions being met:

             (a) REPRESENTATIONS TRUE AND CORRECT. Each and every representation of Buyer under this Agreement shall be true and accurate in all material respects as of the date when made and shall be deemed to have been made again at and as of the time of Closing and shall at and as of such time of Closing be true and accurate in all material respects except as to changes specifically contemplated by this Agreement or consented to by Seller.

             (b) COMPLIANCE WITH COVENANTS AND AGREEMENTS. Buyer shall have performed and complied in all material respects with (or compliance therewith shall have been waived by Seller) each and every covenant and agreement required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.

             (c) LITIGATION. No suit, action or other proceedings shall, on the date of Closing, be pending or threatened before any court or governmental agency seeking to restrain, prohibit, or obtain material damages or other material relief in connection with the consummation of the transactions contemplated by this Agreement.

             (d) PRICE ADJUSTMENT LIMITATIONS. The aggregate net downward adjustment (if any) to the Base Purchase Price which results from the procedures set forth in Section 7 does not exceed fifteen percent (15%) of the Base Purchase Price.

If any such condition on the obligations of Seller under this Agreement is not met as of the Closing Date, or in the event the Closing does not occur on or before March 26, 1999, and (in either case) Seller is not in material breach of its obligations hereunder in the absence of Buyer being in material breach of its obligations hereunder, this Agreement may, at the option of Seller, be terminated, in which case the parties shall have no further obligations to one another hereunder (other than the obligations under Sections 5(a)(ii) and 13 hereof, all of which will survive such termination).

         10. CLOSING. The closing (herein called the "CLOSING") of the transaction contemplated hereby shall take place in the offices of Thompson & Knight, P.C., at 1700 Pacific Avenue, Suite 3300, Dallas, Texas, on March 25, 1999, at 10:00 a.m. local time, or at such other date and time (i) as the Buyer and Seller may mutually agree upon or (ii) to which Seller may postpone the Closing pursuant to Section 7 hereof or (iii) to which the Closing is postponed pursuant to Section 7(a)(ii) (such date and time, as changed pursuant to clauses
(i), (ii) and (iii), being herein called the "CLOSING DATE"). At the Closing:

             (a) DELIVERY OF CONVEYANCE. Seller shall execute, acknowledge and deliver to Buyer a conveyance of the NPI (the "CONVEYANCE"), in the form attached hereto as Exhibit 10(a), with such modifications as may be mutually agreed to by Buyer and Seller, effective for all purposes as of 7 o'clock a.m., Mountain Time on the Closing Date (herein called the "EFFECTIVE DATE"). Subject to Section 9.03(g) of the Trust Agreement of Burlington Resources Coal Seam Royalty Trust dated May 1, 1993 ("the Trust"), Buyer shall also be entitled to receive all proceeds of production attributable to the Remaining Royalty Interest as the term is defined in the Trust which are payable after December 28, 1998, to the purchaser of the NPI pursuant to Section 9.03(f) of the Trust.


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             (b) PAYMENT TO SELLER. Buyer shall deliver to the Seller, by wire transfer of immediately available funds to an account designated by Seller in a bank located in the United States, an amount equal to the Purchase Price.

Seller will deliver to Buyer, at Buyer's expense, and within 60 days after Closing, copies of all of Seller's title files, production records, well files and other similar files and records (but not including accounting records) which directly relate to the NPI, other than those which Seller considers to be proprietary or confidential to it or which Seller cannot provide to Buyer without, in its opinion, breaching, or risking a breach of, agreements with other parties, or waiving, or risking waiving, legal privilege. Seller may, at its election, deliver originals of any or all such files, rather than delivery copies, and, in such event, Seller may make, at Buyer's expense, and retain copies of any or all such original files. Buyer shall preserve all files (original or copies) so delivered by Seller of a period of seven years following Closing and will allow Seller access (including, without limitation, the right to make copies at Seller's expense) to such files at all reasonable times.

         11. NO ACCOUNTING ADJUSTMENTS. After the Effective Date, no adjustments shall be made between Buyer and Seller as to amounts to be paid under the NPI.

         12. ASSUMPTION AND INDEMNIFICATION. Buyer shall, on the Closing Date, agree (and, upon the delivery to Buyer of the Conveyance, shall be deemed to have agreed) (a) to assume, and to timely pay and perform, all duties, obligations and liabilities relating to the NPI regardless of whether the same accrued or otherwise arising on or after the Effective Date and (b) to indemnify and hold Seller (and its Trustees and its and their affiliates, and the respective directors, officers, employees, attorneys, contractors and agents of such parties) harmless from and against any and all claims, actions, causes of action, liabilities, damages, losses, costs or expenses (including, without limitation, court costs and attorneys' fees) of any kind or character arising out of or otherwise relating to the NPI or the Burdened Interests regardless of whether the same accrued or otherwise arose before or after the Effective Date. THE FOREGOING ASSUMPTIONS AND INDEMNIFICATIONS SHALL APPLY WHETHER OR NOT SUCH DUTIES, OBLIGATIONS OR LIABILITIES, OR SUCH CLAIMS, ACTIONS, CAUSES OF ACTION, LIABILITIES, DAMAGES, LOSSES, COSTS OR EXPENSES ARISE OUT OF (i) NEGLIGENCE (INCLUDING SOLE NEGLIGENCE, SINGLE NEGLIGENCE, CONCURRENT NEGLIGENCE, ACTIVE OR PASSIVE NEGLIGENCE, AND EXPRESSLY INCLUDING GROSS NEGLIGENCE) OF ANY INDEMNIFIED PARTY, OR (ii) STRICT LIABILITY.

         13. NO COMMISSIONS OWED. Seller agrees to indemnify and hold Buyer (and its affiliates, and the respective officers, directors, employees, attorneys, contractors and agents of such parties) harmless from and against any and all claims, actions, causes of action, liabilities, damages, losses, costs or expenses (including, without limitation, court costs and attorneys fees) of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by, or on behalf of, Seller with any broker or finder in connection with this Agreement or the transaction contemplated hereby. Buyer agrees to indemnify and hold Seller (and its Trustees and its and their affiliates and the respective officers, directors, employees, attorneys, contractors and agents of such parties) harmless from and against any and all claims, actions, causes of action, liabilities, damages, losses, costs or expenses (including, without limitation, court costs and attorneys fees) of any kind or character arising out of or resulting from any agreement,


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arrangement or understanding alleged to have been made by, or on behalf of,
Buyer with any broker or finder in connection with this Agreement or the transaction contemplated hereby.

         14. NOTICES. All notices and other communications required under this Agreement shall (unless otherwise specifically provided herein) be in writing and be delivered personally, by recognized commercial courier or delivery service which provides a receipt, by telecopier (with receipt acknowledged), or by registered or certified mail (postage prepaid), at the following addresses:

         If to Buyer:                        with a copy to:
            San Juan Partners, LLC              Dominion Resources, Inc.
            c/o Dominion San Juan, Inc.         120 Tredegar Street
            901E Byrd Street                    Richmond, VA 23220
            Richmond, VA 23219                  Attn: Mark Webb
            Attn: G E Lake, Jr.                 Fax: 804-812-2202
            Fax: 804-775-5823

         If to Seller:                       with a copy to:
            Ron Hooper                          Ken Webb
            NationsBank, N.A.                   Thompson & Knight
            901 Main Street, 17th Floor         1700 Pacific Avenue, Suite 3300
            Dallas, Texas 75202                 Dallas, Texas 75201

and shall be considered delivered on the date of receipt. Either Buyer or Seller may specify as its proper address any other post office address within the continental limits of the United States by giving notice to the other party, in the manner provided in this Section, at least ten (10) days prior to the effective date of such change of address.

         15. SURVIVAL OF PROVISIONS. All representations made herein by Buyer and Seller shall be continuing and shall be true and correct on and as of the date of Closing with the same force and effect as if made at that time, and Buyer's representations shall survive the Closing and the delivery of the Conveyance. The obligations of the parties under Sections 12 through 16 shall (subject to any limitations expressly set forth therein) also survive the Closing and the delivery of the Conveyance.

         16. MISCELLANEOUS MATTERS.

            (a) FURTHER ASSURANCES. For a period of ninety (90) days after the Closing, Seller shall execute and deliver, and shall otherwise cause to be executed and delivered, from time to time, such further instruments, notices, division orders, transfer orders and other documents, and do such other and further acts and things, as may be reasonably necessary to more fully and effectively grant, convey and assign the NPI to Buyer.

            (b) GAS IMBALANCES, MAKEUP OBLIGATIONS. Without limitation on any other provision of this Agreement, it is expressly understood and agreed that, upon the occurrence of Closing, Buyer shall succeed to and assume the position of Seller with respect to all gas imbalances and make-up obligations related to the NPI (regardless of whether such


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

         imbalances or make-up obligations arise at the wellhead, pipeline, gathering system or other level, and regardless of whether the same arise under contract or otherwise). As a result of such succession, Buyer shall (i) be entitled to receive any and all benefits which Seller would have been entitled to receive by virtue of such position and (ii) be obligated to suffer any detriments which Seller would have been obligated to suffer by virtue of such position.

            (c) DECEPTIVE TRADE PRACTICES WAIVER. TO THE EXTENT APPLICABLE TO THE TRANSACTION CONTEMPLATED HEREBY OR ANY PORTION THEREOF, BUYER WAIVES BUYER'S RIGHTS UNDER THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTIONS 17.41 ET. SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS, AND ANY COMPARABLE ACT IN ANY OTHER STATE IN WHICH THE PROPERTIES ARE LOCATED. BUYER STATES THAT, AFTER CONSULTATION WITH AN ATTORNEY OF BUYER'S SELECTION, BUYER VOLUNTARILY CONSENTS TO THIS WAIVER.

            (d) PARTIES BEAR OWN EXPENSES/NO SPECIAL DAMAGES. EACH PARTY SHALL BEAR AND PAY ALL EXPENSES (INCLUDING, WITHOUT LIMITATION, LEGAL FEES) INCURRED BY IT IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT. EXCEPT FOR THE INDEMNITIES PROVIDED HEREIN, NEITHER PARTY SHALL HAVE ANY OBLIGATIONS WITH RESPECT TO THIS AGREEMENT, OR OTHERWISE IN CONNECTION HEREWITH, FOR ANY SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES.

            (e) CAPACITY OF TRUSTEES. The trustees of Seller are signing this agreement in their capacity as such trustees, and only in such capacity; all obligations and liabilities hereunder or related hereto are obligations and liabilities of Seller and not obligations or liabilities of such trustees.

            (f) NO SALES TAXES. No sales, transfer or similar tax will be collected at Closing from Buyer in connection with this transaction. If, however, this transaction is later deemed to be subject to sales, transfer or similar tax, for any reason, Buyer agrees to be solely responsible, and shall indemnify and hold Seller (and its affiliates, and its and their directors, officers, employees, attorneys, contractors and agents) harmless, for any and all sales, transfer or other similar taxes (including related penalty, interest or legal costs) due by virtue of this transaction on the property transferred pursuant hereto and the Buyer shall remit such taxes at that time. Seller and Buyer agree to cooperate with each other in demonstrating that the requirements for exemptions from such taxes have been met.

            (g) ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto with respect to subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions among the parties with respect to such subject matter; provided that any Confidentiality Agreement executed by Buyer and Seller, or any representative of Seller, in connection with the transaction contemplated hereby remains in full force and effect and is not superseded or modified by this Agreement.

            (h) AMENDMENTS, WAIVERS. This Agreement may be amended, modified, supplemented, restated or discharged (and provisions hereof may be waived) only by an instrument in writing signed by the party against whom enforcement of the amendment, modification, supplement, restatement or discharge (or waiver) is sought.

            (i) CHOICE OF LAW. Without regard to principles of conflicts of law, this Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas applicable to contracts made and to be performed entirely within such state and the laws of the United States of America, except that, to the extent that the law of a state in which a portion of the Properties is located (or which is otherwise applicable to a portion of the Properties) necessary governs, the law of such state shall apply as to that portion of the property located in (or otherwise subject to the laws of) such state.

            (j) HEADINGS, TIME OF ESSENCE, ETC. The descriptive headings contained in this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. Within this Agreement words of any gender shall be held and construed to cover any other gender, and words in the singular shall be held and construed to cover the plural, unless the context otherwise requires. Time is of the essence in this Agreement.

            (k) NO ASSIGNMENT. Neither party shall have the right to assign its rights under this Agreement, without the prior written consent of the other party first having been obtained.

            (l) SUCCESSORS AND ASSIGNS. Subject to the limitation on assignment contained in subsection (k) above, the Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

            (m) NO PRESS RELEASES. Except as may be required under applicable law, prior to Closing neither party shall make any public announcement with respect to the transaction contemplated hereby without the consent of the other party.

            (n) COUNTERPART EXECUTION. This Agreement may be executed in counterparts, all of which are identical and all of which constitute one and the same instrument. It shall not be necessary for Buyer and Seller to sign the same counterpart.

         IN WITNESS WHEREOF, this Agreement is executed by the parties hereto on the date set forth above.

                                       BURLINGTON RESOURCES COAL SEAM GAS
                                       ROYALTY TRUST

                                       By: NationsBank, N.A., Trustee

                                       By: /s/ Ronnie E. Hooper
                                           ------------------------------------
                                           Name:  Ronnie E. Hooper
                                           Title: Vice President of NationsBank,
                                                  N.A. and Trust Administrator

                                       SAN JUAN PARTNERS, LLC


                                       By: /s/ G. E.Lake
                                           ------------------------------------
                                       Name:  G.E. Lake, Jr.
                                       Title: Senior Vice President